April 3, 2025

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of American Hospitality Properties REIT II, Inc.'s Form 1-U dated February 24, 2025, and have the following comments:

We agree with the statements made in the first through third paragraphs.

Yours truly,

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone & Company, L.L.P.
Accountants and Consultants
12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660/Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com